SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) May 24, 1995.

                              USG Corporation
           (Exact name of registrant as specified in its charter)

                       Commission File Number: 1-8864


            Delaware                                     36-3329400
 (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

125 South Franklin Street, Chicago, Illinois            60606-4678
  (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code     312) 606-4000

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      Item 5.    Other Events.


      USG Corporation today announced that its largest shareholder, Water Street Corporate Recovery Fund I, L.P., owner of approximately 21% of USG's common stock, has distributed its holdings to approximately 75 limited partners and its general partner, Goldman, Sachs & Co.. An agreement between USG Corporation, Water Street and Goldman Sachs was terminated and two Goldman Sachs partners, Barry L. Zubrow and Wade Fetzer III, who have served on USG's Board of Directors since May, 1993, have resigned as Directors. For further information, see the press release announcing such development included as an exhibit to this report.


      Item 7.  Financial Statements and Exhibits.

            (c) Exhibits

      (28)  Press release issued by USG Corporation on May 24, 1995.

                                 SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              USG CORPORATION
                                                 Registrant

Date: May 24, 1995                      By:   /S/Dean H. Goossen
                                        Its:  Corporate Secretary